 (Face of Preferred Stock Certificate) Number BETA OIL "&" GAS, INC. Shares 8% Cumulative Convertible Preferred Stock INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA AUTHORIZED SHARES 50,000,000 Common Stock AUTHORIZED SHARES 5,000,000 Preferred Stock This Certified That ______________________________________________________ Is the Registered Owner of ________________________________________________ Fully Paid and Non-Assessable Shares of Preferred Stock of $.001 Par Value Each of BETA OIL "&" GAS, INC. Transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent. The preferred stock represented by this certificate may be converted into common stock of the corporation under certain circumstances, including automatic conversion into common stock without action by the holder. Upon any conversion, the corporation will issue one or more certificates representing the appropriate number of shares of common stock into which the preferred stock has been converted upon surrender of this certificate. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: __________________________ (SEAL) _________________________________ Secretary President (Reverse of Preferred Stock Certificate) The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Corporation. The Corporation is authorized to issue shares of more than one class of stock. The Board of Directors has authority to divide the class or classes of preferred stock into series and fix and determine the relative rights and preferences of the shares of any such series so established. The Corporation will furnish to any stockholder upon request and without charge a full statement of designations, preferences, limitations, and relative rights of the shares of each class of stock authorized to be issued and the variations in the relative rights and preferences between the shares of each such series which have been issued. For value received ______________________ hereby sell, assign and transfer unto ------------------------------------------------------------------------------ ________________________________________________________________________ Shares of the preferred stock represented by the within Certificate and do hereby irrevocably constitute and appoint ________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated ___________________________ SIGNATURE GUARANTEED BY: _______________________________________________ NOTICE; THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERNATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.